Exhibit 99.2

Second Quarter 2008 Statistical Supplement

www.unum.com

Unum Group
Statistical Supplement Second Quarter 2008

TABLE OF CONTENTS

(dollars in millions, except share data)
Interim Results are Unaudited

Page

Financial Highlights	1
Consolidated Statements of Income	2
Sales Data	3
Consolidated Balance Sheets	4
Financial Results by Segment	5
Quarterly Historical Financial Results by Segment	6
Financial Results and Selected Statistics by Segment
Unum US	7
Unum UK	8
Colonial Life	9
Individual Disability - Closed Block	10
Other	11
Corporate	12
Reserves	13
Investment Fact Sheets	14
Statutory-Basis Financial Information	15
Notes to Statistical Supplement	16

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.
See "Notes to Statistical Supplement" on page 16 for a discussion of non-GAAP financial measures.

N.M. = not a meaningful percentage

Unum Group Financial Highlights

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005

Financial Results

Premium Income	$1,968.6	$1,986.7	$3,919.1	$3,930.7	$7,901.1	$7,948.2	$7,815.6

Segment Operating Revenue	$2,649.2	$2,655.2	$5,258.3	$5,259.5	$10,585.1	$10,533.1	$10,266.0
Net Realized Investment Gain (Loss)	26.1	10.4	(42.4)	6.7	(65.2)	2.2	(6.7)

Revenue	$2,675.3	$2,665.6	$5,215.9	$5,266.2	$10,519.9	$10,535.3	$10,259.3

Income from Continuing Operations	$240.3	$153.5	$403.4	$324.9	$672.4	$403.6	$504.0
Income from Discontinued Operations, net of tax	-	-	-	6.9	6.9	7.4	9.6

Net Income	$240.3	$153.5	$403.4	$331.8	$679.3	$411.0	$513.6

Assets			$51,767.8	$52,280.7	$52,701.9	$52,977.8	$51,977.4

Stockholders' Equity			$7,664.3	$7,371.6	$8,039.9	$7,718.8	$7,363.9

2007
•	Second quarter, six months, and full year 2007 results include a claim reassessment charge of $53.0 million before tax, or $34.5 million after tax.

•	Full year 2007 results include costs related to early retirement of debt of $58.8 million before tax, or $38.3 million after tax.

2006
•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.

•	Full year 2006 results include costs related to early retirement of debt of $25.8 million before tax, or $16.9 million after tax.

•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.

•

Full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•

Full year 2006 results include an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

2005
•	Full year 2005 results include a claim reassessment charge of $75.0 million before tax, or $51.6 million after tax.

•	Full year 2005 results include a gain on the sale of the U.K. Netherlands branch of $5.7 million before tax, or $4.0 million after tax.

•	Full year 2005 results include an income tax benefit of $42.8 million related to the reduction of income tax liabilities.

Unum Group Financial Highlights

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005

Per Common Share Information

Assuming Dilution:
Income from Continuing Operations	$0.69	$0.43	$1.16	$0.93	$1.89	$1.21	$1.61
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02	0.02	0.03
Net Income	$0.69	$0.43	$1.16	$0.95	$1.91	$1.23	$1.64

Basic:
Income from Continuing Operations	$0.70	$0.44	$1.16	$0.94	$1.90	$1.25	$1.71
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02	0.02	0.03
Net Income	$0.70	$0.44	$1.16	$0.96	$1.92	$1.27	$1.74

Dividends Paid	$0.075	$0.075	$0.150	$0.150	$0.300	$0.300	$0.300

Book Value			$22.19	$20.43	$22.28	$22.53	$24.66

Price (UNM closing price on last trading day of period)			$20.45	$26.11	$23.79	$20.78	$22.75
1 .1

Unum Group Consolidated Statements of Income

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Revenue
Premium Income	$1,968.6	$1,986.7	$3,919.1	$3,930.7	$7,901.1	$7,948.2	$7,815.6
Net Investment Income	613.1	597.8	1,204.5	1,187.3	2,409.9	2,320.6	2,188.3
Net Realized Investment Gain (Loss)	26.1	10.4	(42.4)	6.7	(65.2)	2.2	(6.7)
Other Income	67.5	70.7	134.7	141.5	274.1	264.3	262.1

Total Revenue	2,675.3	2,665.6	5,215.9	5,266.2	10,519.9	10,535.3	10,259.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,674.7	1,816.9	3,331.6	3,546.2	6,988.2	7,577.2	7,083.2
Commissions	212.9	208.3	431.8	421.3	841.1	819.0	804.7
Interest and Debt Expense - Non-recourse Debt	9.9	1.8	21.9	3.8	15.7	1.3	-
Interest and Debt Expense - All Other Debt	30.5	42.7	62.4	86.6	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	0.4	0.8	0.4	3.2	58.8	25.8	-
Deferral of Acquisition Costs	(153.6)	(136.3)	(299.2)	(274.4)	(556.3)	(528.2)	(519.4)
Amortization of Deferred Acquisition Costs	127.3	122.3	257.3	238.9	480.4	478.6	463.7
Other Expenses	406.2	376.2	798.0	747.8	1,527.4	1,505.7	1,525.2

Total Benefits and Expenses	2,308.3	2,432.7	4,604.2	4,773.4	9,522.7	10,069.9	9,565.4

Income from Continuing Operations
Before Income Taxes	367.0	232.9	611.7	492.8	997.2	465.4	693.9

Income Taxes	126.7	79.4	208.3	167.9	324.8	61.8	189.9

Income from Continuing Operations	240.3	153.5	403.4	324.9	672.4	403.6	504.0

Income from Discontinued
Operations, net of tax	-	-	-	6.9	6.9	7.4	9.6

Net Income	$240.3	$153.5	$403.4	$331.8	$679.3	$411.0	$513.6

Average Number of Shares Outstanding

Basic	345,443,517	350,843,830	348,082,188	346,053,620	352,969,131	324,654,923	295,776,405
Dilutive Securities:
Purchase Contracts	-	2,904,760	-	3,345,899	1,672,949	8,153,001	14,297,834
Options and Nonvested Stock Awards	591,903	1,088,760	669,082	1,236,992	1,134,373	1,553,820	2,438,404
Assuming Dilution	346,035,420	354,837,350	348,751,270	350,636,511	355,776,453	334,361,744	312,512,643

Actual Number of Shares Outstanding			345,453,899	360,797,154	360,893,475	342,627,521	298,557,764

Unum Group Sales Data

	Three Months Ended			Six Months Ended			Year Ended
	6/30/2008	6/30/2007	% Change	6/30/2008	6/30/2007	% Change	12/31/2007	12/31/2006	12/31/2005
Unum US Segment
Fully Insured Products
Group Long-term Disability	$45.4	$53.0	(14.3)%	$81.5	$78.5	3.8%	$177.7	$208.5	$180.4
Group Short-term Disability	16.4	16.2	1.2	29.8	31.4	(5.1)	64.7	74.1	74.8
Group Life	38.6	35.3	9.3	65.7	55.4	18.6	134.0	149.8	157.8
Accidental Death & Dismemberment	3.4	3.2	6.3	6.3	5.2	21.2	13.8	13.7	14.7
Individual Disability - Recently Issued	12.8	14.5	(11.7)	29.3	29.0	1.0	59.7	55.4	53.8
Group Long-term Care	7.9	7.1	11.3	16.7	13.2	26.5	32.8	25.1	21.1
Individual Long-term Care	2.2	2.3	(4.3)	4.9	4.4	11.4	9.9	11.0	13.0
Voluntary Benefits	27.7	28.6	(3.1)	93.9	78.0	20.4	138.4	134.2	130.2

Total Fully Insured Products	154.4	160.2	(3.6)	328.1	295.1	11.2	631.0	671.8	645.8

Administrative Services Only (ASO) Products
Group Long-term Disability	-	1.6	(100.0)	-	1.6	(100.0)	1.6	3.7	1.8
Group Short-term Disability	1.7	0.8	112.5	2.9	1.5	93.3	5.6	10.0	5.8

Total ASO Products	1.7	2.4	(29.2)	2.9	3.1	(6.5)	7.2	13.7	7.6

Unum US Segment	156.1	162.6	(4.0)	331.0	298.2	11.0	638.2	685.5	653.4

Unum UK Segment
Group Long-term Disability	23.2	22.2	4.5	38.0	38.5	(1.3)	84.4	79.1	91.2
Group Life	5.8	4.0	45.0	7.9	6.8	16.2	13.2	16.5	33.0
Individual Disability	1.9	1.6	18.8	3.7	3.3	12.1	7.8	5.5	8.1
Unum UK Segment	30.9	27.8	11.2	49.6	48.6	2.1	105.4	101.1	132.3

Colonial Life Segment
Accident, Sickness, and Disability	53.5	49.5	8.1	97.4	92.3	5.5	211.3	194.4	176.8
Life	15.3	15.5	(1.3)	28.8	29.8	(3.4)	66.7	66.6	60.6
Cancer and Critical Illness	12.4	13.6	(8.8)	22.7	24.1	(5.8)	56.9	54.1	49.0
Colonial Life Segment	81.2	78.6	3.3	148.9	146.2	1.8	334.9	315.1	286.4

Individual Disability - Closed Block Segment	0.4	0.7	(42.9)	0.9	1.6	(43.8)	3.0	4.4	6.5

Total Sales	$268.6	$269.7	(0.4)	$530.4	$494.6	7.2	$1,081.5	$1,106.1	$1,078.6

Unum Group Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007	2006
Assets
Investments
Fixed Maturity Securities	$35,402.2	$35,814.7	$35,055.5
Mortgage Loans	1,137.8	1,068.9	944.0
Real Estate	13.1	18.2	17.9
Policy Loans	2,618.1	2,617.7	3,429.5
Other Long-term Investments	135.5	213.9	222.5
Short-term Investments	1,074.2	1,486.8	648.4

Total Investments	40,380.9	41,220.2	40,317.8

Cash and Bank Deposits	94.1	199.1	121.3
Accounts and Premiums Receivable	1,933.1	1,914.7	2,057.1
Reinsurance Recoverable	5,100.1	5,160.0	5,512.2
Accrued Investment Income	602.2	592.3	646.8
Deferred Acquisition Costs	2,424.1	2,381.9	2,983.1
Goodwill	204.3	204.3	204.1
Other Assets	1,011.6	1,009.2	994.6
Other Assets - Discontinued Operations	-	-	112.3
Separate Account Assets	17.4	20.2	28.5

Total Assets	$51,767.8	$52,701.9	$52,977.8

Liabilities
Policy and Contract Benefits	$1,940.0	$1,979.7	$2,220.4
Reserves for Future Policy and Contract Benefits	35,650.4	35,828.0	35,689.4
Unearned Premiums	640.1	523.1	520.1
Other Policyholders' Funds	1,776.0	1,821.2	2,019.1
Income Tax	207.6	400.3	611.7
Short-term Debt	240.0	175.0	-
Long-term Debt - Non-recourse	882.1	912.5	130.0
Long-term Debt - All Other	1,416.2	1,602.7	2,529.6
Other Liabilities	1,333.7	1,399.3	1,481.2
Other Liabilities - Discontinued Operations	-	-	29.0
Separate Account Liabilities	17.4	20.2	28.5

Total Liabilities	44,103.5	44,662.0	45,259.0

Stockholders' Equity
Common Stock	36.3	36.3	34.4
Additional Paid-in Capital	2,531.0	2,516.9	2,200.0
Accumulated Other Comprehensive Income	73.0	463.5	612.8
Retained Earnings	5,428.2	5,077.4	4,925.8
Treasury Stock	(404.2)	(54.2)	(54.2)
Total Stockholders' Equity	7,664.3	8,039.9	7,718.8

Total Liabilities and Stockholders' Equity	$51,767.8	$52,701.9	$52,977.8

Unum Group Deferred Acquisition Costs by Segment

	Unum US	Unum UK	Colonial Life	Consolidated

Balances at December 31, 2005	$2,201.2	$142.5	$569.6	$2,913.3
Capitalized	306.2	34.4	187.6	528.2
Amortized	(302.2)	(32.0)	(144.4)	(478.6)
Foreign Currency	-	20.2	-	20.2
Balances at December 31, 2006	2,205.2	165.1	612.8	2,983.1
Cumulative Effect of SOP 05-1	(589.8)	(88.3)	-	(678.1)
Capitalized	304.2	41.2	210.9	556.3
Amortized	(277.1)	(49.4)	(153.9)	(480.4)
Foreign Currency	-	1.0	-	1.0
Balances at December 31, 2007	1,642.5	69.6	669.8	2,381.9
Capitalized	165.6	20.5	113.1	299.2
Amortized	(159.5)	(15.7)	(82.1)	(257.3)
Foreign Currency	-	0.3	-	0.3
Balances at June 30, 2008	$1,648.6	$74.7	$700.8	$2,424.1
4 .1

Unum Group Balance Sheets by Segment - June 30, 2008

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial Life	Individual Disability - Closed Block	Corporate and Other	Consolidated

Assets
Investments	$9,892.7	$2,002.9	$6,184.2	$18,079.8	$3,559.7	$1,671.3	$11,826.3	$5,243.8	$40,380.9
Deferred Acquisition Costs	136.5	92.8	1,419.3	1,648.6	74.7	700.8	-	-	2,424.1
Goodwill	2.5	-	187.5	190.0	14.3	-	-	-	204.3
All Other	646.2	192.2	319.8	1,158.2	521.6	181.8	2,871.1	4,025.8	8,758.5
Total Assets	$10,677.9	$2,287.9	$8,110.8	$21,076.6	$4,170.3	$2,553.9	$14,697.4	$9,269.6	$51,767.8

Liabilities
Reserves and Policyholder Benefits	$8,432.3	$1,498.5	$5,532.6	$15,463.4	$2,883.8	$1,505.9	$12,626.3	$7,527.1	$40,006.5
Debt	-	-	-	-	-	-	-	2,538.3	2,538.3
All Other	256.4	(0.6)	409.5	665.3	179.2	150.8	(17.9)	581.3	1,558.7
Total Liabilities	8,688.7	1,497.9	5,942.1	16,128.7	3,063.0	1,656.7	12,608.4	10,646.7	44,103.5

Other Allocated Stockholders' Equity	1,956.5	788.3	2,054.1	4,798.9	1,006.5	905.8	2,145.5	(1,337.4)	7,519.3
Unrealized Gain/Loss on Securities	32.7	1.7	114.6	149.0	100.8	(8.6)	(56.5)	(39.7)	145.0
Total Allocated Stockholders'
Equity	1,989.2	790.0	2,168.7	4,947.9	1,107.3	897.2	2,089.0	(1,377.1)	7,664.3
Total Liabilities and Allocated
Stockholders' Equity	$10,677.9	$2,287.9	$8,110.8	$21,076.6	$4,170.3	$2,553.9	$14,697.4	$9,269.6	$51,767.8

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4 .2

Unum Group Balance Sheets by Segment - December 31, 2007

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial Life	Individual Disability - Closed Block	Corporate and Other	Consolidated

Assets
Investments	$10,040.2	$2,144.9	$5,911.9	$18,097.0	$3,423.6	$1,658.0	$12,147.3	$5,894.3	$41,220.2
Deferred Acquisition Costs	145.6	100.4	1,396.5	1,642.5	69.6	669.8	-	-	2,381.9
Goodwill	2.5	-	187.5	190.0	14.3	-	-	-	204.3
All Other	724.5	102.1	378.0	1,204.6	509.0	190.7	3,097.1	3,894.1	8,895.5
Total Assets	$10,912.8	$2,347.4	$7,873.9	$21,134.1	$4,016.5	$2,518.5	$15,244.4	$9,788.4	$52,701.9

Liabilities
Reserves and Policyholder Benefits	$8,836.9	$1,514.0	$5,171.1	$15,522.0	$2,867.1	$1,464.5	$12,679.9	$7,618.5	$40,152.0
Debt	-	-	-	-	-	-	-	2,690.2	2,690.2
All Other	211.7	10.7	472.1	694.5	167.2	162.3	76.2	719.6	1,819.8
Total Liabilities	9,048.6	1,524.7	5,643.2	16,216.5	3,034.3	1,626.8	12,756.1	11,028.3	44,662.0

Other Allocated Stockholders' Equity	1,932.5	799.0	1,945.9	4,677.4	899.5	868.1	2,322.8	(1,266.5)	7,501.3
Unrealized Gain/Loss on Securities	(68.3)	23.7	284.8	240.2	82.7	23.6	165.5	26.6	538.6
Total Allocated Stockholders'
Equity	1,864.2	822.7	2,230.7	4,917.6	982.2	891.7	2,488.3	(1,239.9)	8,039.9
Total Liabilities and Allocated
Stockholders' Equity	$10,912.8	$2,347.4	$7,873.9	$21,134.1	$4,016.5	$2,518.5	$15,244.4	$9,788.4	$52,701.9

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4 .3

Unum Group Financial Results by Segment

	Three Months Ended				Six Months Ended
	6/30/2008	6/30/2007	% Change		6/30/2008	6/30/2007	% Change

Premium Income
Unum US	$1,246.9	$1,265.7	(1.5	) %	$2,477.3	$2,510.6	(1.3	) %
Unum UK	241.7	247.0	(2.1)		482.3	469.3	2.8
Colonial Life	242.6	224.8	7.9		483.0	448.2	7.8
Individual Disability - Closed Block	237.2	249.4	(4.9)		475.6	501.7	(5.2)
Other	0.2	(0.2)	200.0		0.9	0.9	-

	1,968.6	1,986.7	(0.9)		3,919.1	3,930.7	(0.3)

Net Investment Income
Unum US	290.1	286.9	1.1		569.2	563.8	1.0
Unum UK	54.9	49.9	10.0		100.2	95.7	4.7
Colonial Life	26.4	24.9	6.0		52.3	49.3	6.1
Individual Disability - Closed Block	201.8	203.4	(0.8)		392.5	408.0	(3.8)
Other	25.9	26.9	(3.7)		51.8	55.0	(5.8)
Corporate	14.0	5.8	141.4		38.5	15.5	148.4

	613.1	597.8	2.6		1,204.5	1,187.3	1.4

Other Income
Unum US	33.4	34.5	(3.2)		66.0	69.2	(4.6)
Unum UK	0.2	0.3	(33.3)		0.4	2.0	(80.0)
Colonial Life	0.1	0.3	(66.7)		0.2	0.6	(66.7)
Individual Disability - Closed Block	25.4	25.8	(1.6)		49.5	51.1	(3.1)
Other	8.0	9.1	(12.1)		16.0	17.3	(7.5)
Corporate	0.4	0.7	(42.9)		2.6	1.3	100.0

	67.5	70.7	(4.5)		134.7	141.5	(4.8)

Total Operating Revenue
Unum US	1,570.4	1,587.1	(1.1)		3,112.5	3,143.6	(1.0)
Unum UK	296.8	297.2	(0.1)		582.9	567.0	2.8
Colonial Life	269.1	250.0	7.6		535.5	498.1	7.5
Individual Disability - Closed Block	464.4	478.6	(3.0)		917.6	960.8	(4.5)
Other	34.1	35.8	(4.7)		68.7	73.2	(6.1)
Corporate	14.4	6.5	121.5		41.1	16.8	144.6

	2,649.2	2,655.2	(0.2)		5,258.3	5,259.5	-

Unum Group Financial Results by Segment

	Three Months Ended				Six Months Ended
	6/30/2008	6/30/2007	% Change		6/30/2008	6/30/2007	% Change

Benefits and Expenses
Unum US	$1,394.2	$1,494.8	(6.7	) %	$2,773.6	$2,908.9	(4.7	) %
Unum UK	200.8	219.5	(8.5)		399.8	414.2	(3.5)
Colonial Life	200.9	185.1	8.5		399.9	373.6	7.0
Individual Disability - Closed Block	436.5	436.0	0.1		876.0	895.7	(2.2)
Other	30.7	31.8	(3.5)		61.4	65.6	(6.4)
Corporate	45.2	65.5	(31.0)		93.5	115.4	(19.0)

	2,308.3	2,432.7	(5.1)		4,604.2	4,773.4	(3.5)

Income (Loss) from Continuing Operations
Before Income Taxes and Net Realized
Investment Gain (Loss)
Unum US	176.2	92.3	90.9		338.9	234.7	44.4
Unum UK	96.0	77.7	23.6		183.1	152.8	19.8
Colonial Life	68.2	64.9	5.1		135.6	124.5	8.9
Individual Disability - Closed Block	27.9	42.6	(34.5)		41.6	65.1	(36.1)
Other	3.4	4.0	(15.0)		7.3	7.6	(3.9)
Corporate	(30.8)	(59.0)	47.8		(52.4)	(98.6)	46.9

	340.9	222.5	53.2		654.1	486.1	34.6

Income Taxes	117.7	75.5	55.9		223.1	164.5	35.6

Income from Continuing Operations
Before Net Realized Investment Gain (Loss)	223.2	147.0	51.8		431.0	321.6	34.0

Net Realized Investment Gain (Loss)	26.1	10.4	151.0		(42.4)	6.7	N.M.

Tax Expense (Benefit) on Net Realized
Investment Gain (Loss)	9.0	3.9	130.8		(14.8)	3.4	N.M.

Income from Discontinued
Operations, net of tax	-	-	N.M.		-	6.9	(100.0)

Net Income	$240.3	$153.5	56.5		$403.4	$331.8	21.6

5.1

Unum Group Quarterly Historical Financial Results by Segment

	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

Premium Income
Unum US	$1,246.9	$1,230.4	$1,248.1	$1,255.3	$1,265.7	$1,244.9	$1,302.0	$1,278.6	$1,311.6
Unum UK	241.7	240.6	251.4	247.6	247.0	222.3	231.0	219.7	200.7
Colonial Life	242.6	240.4	232.0	227.0	224.8	223.4	217.2	212.8	209.5
Individual Disability - Closed Block	237.2	238.4	252.2	256.0	249.4	252.3	269.8	257.8	264.2
Other	0.2	0.7	0.2	0.6	(0.2)	1.1	2.0	0.1	1.2

	1,968.6	1,950.5	1,983.9	1,986.5	1,986.7	1,944.0	2,022.0	1,969.0	1,987.2

Net Investment Income
Unum US	290.1	279.1	283.0	283.1	286.9	276.9	284.6	261.9	258.9
Unum UK	54.9	45.3	57.3	47.4	49.9	45.8	50.9	45.8	39.9
Colonial Life	26.4	25.9	25.6	25.0	24.9	24.4	24.0	23.6	23.4
Individual Disability - Closed Block	201.8	190.7	205.6	213.6	203.4	204.6	205.5	207.0	214.0
Other	25.9	25.9	28.7	24.7	26.9	28.1	28.1	28.0	28.4
Corporate	14.0	24.5	19.2	9.4	5.8	9.7	8.3	12.5	12.0

	613.1	591.4	619.4	603.2	597.8	589.5	601.4	578.8	576.6

Other Income
Unum US	33.4	32.6	33.7	32.8	34.5	34.7	27.7	27.3	28.1
Unum UK	0.2	0.2	0.4	0.7	0.3	1.7	0.1	-	(0.1)
Colonial Life	0.1	0.1	-	0.3	0.3	0.3	0.2	0.2	0.4
Individual Disability - Closed Block	25.4	24.1	25.1	27.5	25.8	25.3	29.4	25.5	23.9
Other	8.0	8.0	6.3	4.9	9.1	8.2	8.8	8.3	8.4
Corporate	0.4	2.2	0.5	0.4	0.7	0.6	5.8	3.5	3.0

	67.5	67.2	66.0	66.6	70.7	70.8	72.0	64.8	63.7

Total Operating Revenue
Unum US	1,570.4	1,542.1	1,564.8	1,571.2	1,587.1	1,556.5	1,614.3	1,567.8	1,598.6
Unum UK	296.8	286.1	309.1	295.7	297.2	269.8	282.0	265.5	240.5
Colonial Life	269.1	266.4	257.6	252.3	250.0	248.1	241.4	236.6	233.3
Individual Disability - Closed Block	464.4	453.2	482.9	497.1	478.6	482.2	504.7	490.3	502.1
Other	34.1	34.6	35.2	30.2	35.8	37.4	38.9	36.4	38.0
Corporate	14.4	26.7	19.7	9.8	6.5	10.3	14.1	16.0	15.0

	2,649.2	2,609.1	2,669.3	2,656.3	2,655.2	2,604.3	2,695.4	2,612.6	2,627.5

Unum Group Quarterly Historical Financial Results by Segment

	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

Benefits and Expenses
Unum US	$1,394.2	$1,379.4	$1,398.2	$1,406.9	$1,494.8	$1,414.1	$1,478.4	$1,741.0	$1,494.1
Unum UK	200.8	199.0	224.1	194.7	219.5	194.7	200.2	200.0	184.4
Colonial Life	200.9	199.0	198.8	189.8	185.1	188.5	190.9	184.5	183.4
Individual Disability - Closed Block	436.5	439.5	459.5	467.7	436.0	459.7	476.0	495.6	468.9
Other	30.7	30.7	28.9	26.6	31.8	33.8	32.5	28.6	32.6
Corporate	45.2	48.3	108.6	45.5	65.5	49.9	52.5	65.1	68.7

	2,308.3	2,295.9	2,418.1	2,331.2	2,432.7	2,340.7	2,430.5	2,714.8	2,432.1

Income (Loss) from Continuing
Operations Before Income Taxes and
Net Realized Investment Gain (Loss)
Unum US	176.2	162.7	166.6	164.3	92.3	142.4	135.9	(173.2)	104.5
Unum UK	96.0	87.1	85.0	101.0	77.7	75.1	81.8	65.5	56.1
Colonial Life	68.2	67.4	58.8	62.5	64.9	59.6	50.5	52.1	49.9
Individual Disability - Closed Block	27.9	13.7	23.4	29.4	42.6	22.5	28.7	(5.3)	33.2
Other	3.4	3.9	6.3	3.6	4.0	3.6	6.4	7.8	5.4
Corporate	(30.8)	(21.6)	(88.9)	(35.7)	(59.0)	(39.6)	(38.4)	(49.1)	(53.7)

	340.9	313.2	251.2	325.1	222.5	263.6	264.9	(102.2)	195.4

Income Taxes (Benefit)	117.7	105.4	74.2	108.1	75.5	89.0	(8.8)	(33.8)	68.5

Income (Loss) from Continuing
Operations Before Net Realized
Investment Gain (Loss)	223.2	207.8	177.0	217.0	147.0	174.6	273.7	(68.4)	126.9
Net Realized Investment Gain (Loss)	26.1	(68.5)	(25.8)	(46.1)	10.4	(3.7)	0.7	4.8	(5.8)
Tax Expense (Benefit) on Net
Realized Investment Gain
(Loss)	9.0	(23.8)	(9.3)	(16.1)	3.9	(0.5)	0.2	1.7	(2.2)
Income from Discontinued
Operations, net of tax	-	-	-	-	-	6.9	1.9	1.6	1.9

Net Income (Loss)	$240.3	$163.1	$160.5	$187.0	$153.5	$178.3	$276.1	$(63.7)	$125.2

Per Common Share - Assuming Dilution
Income (Loss) from Continuing Operations	$0.69	$0.46	$0.44	$0.52	$0.43	$0.49	$0.79	$(0.19)	$0.37
Income from Discontinued Operations,
net of tax	-	-	-	-	-	0.02	0.01	-	0.01

Net Income (Loss)	$0.69	$0.46	$0.44	$0.52	$0.43	$0.51	$0.80	$(0.19)	$0.38

6 .1

Unum Group Financial Results for Unum US Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$1,246.9	$1,265.7	$2,477.3	$2,510.6	$5,014.0	$5,196.0	$5,229.0
Net Investment Income	290.1	286.9	569.2	563.8	1,129.9	1,063.1	998.2
Other Income	33.4	34.5	66.0	69.2	135.7	108.5	108.6

Total Operating Revenue	1,570.4	1,587.1	3,112.5	3,143.6	6,279.6	6,367.6	6,335.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,006.8	1,138.6	1,996.7	2,184.6	4,246.4	4,752.1	4,419.3
Commissions	130.3	123.6	262.5	253.1	501.5	505.2	501.6
Deferral of Acquisition Costs	(84.5)	(73.3)	(165.6)	(149.8)	(304.2)	(306.2)	(311.9)
Amortization of Deferred Acquisition Costs	77.8	71.2	159.5	137.6	277.1	302.2	306.9
Other Expenses	263.8	234.7	520.5	483.4	993.2	1,018.6	1,032.2

Total Benefits and Expenses	1,394.2	1,494.8	2,773.6	2,908.9	5,714.0	6,271.9	5,948.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$176.2	$92.3	$338.9	$234.7	$565.6	$95.7	$387.7

Operating Ratios
Benefit Ratio	80.7%	90.0%	80.6%	87.0%	84.7%	91.5%	84.5%
Other Expense Ratio	21.2%	18.5%	21.0%	19.3%	19.8%	19.6%	19.7%
Before-tax Profit Margin	14.1%	7.3%	13.7%	9.3%	11.3%	1.8%	7.4%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$176.2	$92.3	$338.9	$234.7	$565.6	$95.7	$387.7
Settlement Agreements Claim Reassessment -
Reserve Charge	-	(76.5)	-	(76.5)	(76.5)	(349.2)	(29.6)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	10.3	-	10.3	10.3	(15.0)	(11.1)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$176.2	$158.5	$338.9	$300.9	$631.8	$459.9	$428.4

Operating Ratios, as Adjusted
Benefit Ratio	80.7%	83.9%	80.6%	84.0%	83.2%	84.7%	83.9%
Other Expense Ratio	21.2%	19.4%	21.0%	19.7%	20.0%	19.3%	19.5%
Before-tax Profit Margin	14.1%	12.5%	13.7%	12.0%	12.6%	8.9%	8.2%

Unum Group Financial Results for Unum US Group Disability

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$463.0	$480.7	$922.4	$952.1	$1,895.7	$1,953.3	$1,961.6
Group Short-term Disability	110.6	128.6	219.6	247.3	485.6	530.2	566.3
Total Premium Income	573.6	609.3	1,142.0	1,199.4	2,381.3	2,483.5	2,527.9
Net Investment Income	158.4	165.5	312.4	320.8	636.0	621.9	605.7
Other Income	25.3	24.6	49.7	49.3	100.2	82.3	80.3

Total Operating Revenue	757.3	799.4	1,504.1	1,569.5	3,117.5	3,187.7	3,213.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	519.1	641.2	1,036.5	1,192.3	2,277.4	2,702.5	2,397.7
Commissions	41.6	41.5	84.4	86.9	167.7	175.8	175.1
Deferral of Acquisition Costs	(15.0)	(15.0)	(29.4)	(30.5)	(60.4)	(64.5)	(64.6)
Amortization of Deferred Acquisition Costs	19.1	16.6	38.5	33.2	66.2	86.4	92.2
Other Expenses	146.8	130.5	289.8	274.3	561.6	588.6	582.5

Total Benefits and Expenses	711.6	814.8	1,419.8	1,556.2	3,012.5	3,488.8	3,182.9

Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses	$45.7	$(15.4)	$84.3	$13.3	$105.0	$(301.1)	$31.0

Operating Ratios
Benefit Ratio	90.5%	105.2%	90.8%	99.4%	95.6%	108.8%	94.8%
Other Expense Ratio	25.6%	21.4%	25.4%	22.9%	23.6%	23.7%	23.0%
Before-tax Profit (Loss) Margin	8.0%	(2.5)%	7.4%	1.1%	4.4%	(12.1)%	1.2%

Premium Persistency:
Group Long-term Disability			88.3%	83.9%	85.1%	87.8%	84.8%
Group Short-term Disability			83.6%	74.9%	74.0%	85.6%	79.6%

Case Persistency:
Group Long-term Disability			88.6%	87.7%	88.4%	87.4%	87.2%
Group Short-term Disability			87.4%	86.6%	87.4%	86.2%	85.6%

7.1

Unum Group Financial Results for Unum US Group Disability - Continued

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$45.7	$(15.4)	$84.3	$13.3	$105.0	$(301.1)	$31.0
Settlement Agreements Claim Reassessment -
Reserve Charge	-	(76.5)	-	(76.5)	(76.5)	(349.2)	(27.3)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	10.3	-	10.3	10.3	(15.0)	(10.1)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$45.7	$50.8	$84.3	$79.5	$171.2	$63.1	$68.4

Operating Ratios, as Adjusted
Benefit Ratio	90.5%	92.7%	90.8%	93.0%	92.4%	94.8%	93.8%
Other Expense Ratio	25.6%	23.1%	25.4%	23.7%	24.0%	23.1%	22.6%
Before-tax Profit Margin	8.0%	8.3%	7.4%	6.6%	7.2%	2.5%	2.7%

7.2

Unum Group Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Life	$268.0	$277.1	$529.4	$557.9	$1,107.4	$1,248.1	$1,306.8
Accidental Death & Dismemberment	32.6	32.1	63.6	64.5	131.0	151.6	156.4
Total Premium Income	300.6	309.2	593.0	622.4	1,238.4	1,399.7	1,463.2
Net Investment Income	31.9	35.1	63.2	69.5	134.9	141.3	151.9
Other Income	0.7	0.6	1.2	1.2	2.4	-	2.0

Total Operating Revenue	333.2	344.9	657.4	693.1	1,375.7	1,541.0	1,617.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	208.9	229.6	408.2	465.0	901.6	1,067.3	1,111.9
Commissions	20.8	22.5	42.4	45.1	88.7	90.1	97.8
Deferral of Acquisition Costs	(10.2)	(8.5)	(19.8)	(17.6)	(36.1)	(37.7)	(42.7)
Amortization of Deferred Acquisition Costs	13.7	9.9	27.4	19.2	39.4	65.0	73.0
Other Expenses	45.7	39.9	89.5	80.5	164.9	178.3	188.3

Total Benefits and Expenses	278.9	293.4	547.7	592.2	1,158.5	1,363.0	1,428.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$54.3	$51.5	$109.7	$100.9	$217.2	$178.0	$188.8

Operating Ratios
Benefit Ratio	69.5%	74.3%	68.8%	74.7%	72.8%	76.3%	76.0%
Other Expense Ratio	15.2%	12.9%	15.1%	12.9%	13.3%	12.7%	12.9%
Before-tax Profit Margin	18.1%	16.7%	18.5%	16.2%	17.5%	12.7%	12.9%

Premium Persistency:
Group Life			84.8%	78.3%	78.8%	81.2%	78.3%
Accidental Death & Dismemberment			86.7%	79.7%	80.8%	82.8%	76.9%

Case Persistency:
Group Life			88.2%	86.5%	87.7%	86.9%	86.3%
Accidental Death & Dismemberment			88.5%	87.0%	88.0%	87.0%	86.4%

7.3

Unum Group Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Individual Disability - Recently Issued	$116.1	$114.7	$234.3	$228.4	$456.7	$438.5	$425.1
Long-term Care	143.9	131.6	285.2	260.3	532.9	492.4	473.2
Voluntary Benefits	112.7	100.9	222.8	200.1	404.7	381.9	339.6
Total Premium Income	372.7	347.2	742.3	688.8	1,394.3	1,312.8	1,237.9
Net Investment Income	99.8	86.3	193.6	173.5	359.0	299.9	240.6
Other Income	7.4	9.3	15.1	18.7	33.1	26.2	26.3

Total Operating Revenue	479.9	442.8	951.0	881.0	1,786.4	1,638.9	1,504.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	278.8	267.8	552.0	527.3	1,067.4	982.3	909.7
Commissions	67.9	59.6	135.7	121.1	245.1	239.3	228.7
Deferral of Acquisition Costs	(59.3)	(49.8)	(116.4)	(101.7)	(207.7)	(204.0)	(204.6)
Amortization of Deferred Acquisition Costs	45.0	44.7	93.6	85.2	171.5	150.8	141.7
Other Expenses	71.3	64.3	141.2	128.6	266.7	251.7	261.4

Total Benefits and Expenses	403.7	386.6	806.1	760.5	1,543.0	1,420.1	1,336.9

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$76.2	$56.2	$144.9	$120.5	$243.4	$218.8	$167.9

Operating Ratios
Benefit Ratios
Individual Disability - Recently Issued	52.2%	58.0%	52.4%	57.6%	56.7%	58.0%	57.5%
Long-term Care	106.3%	107.9%	105.3%	106.3%	106.0%	99.2%	93.0%
Voluntary Benefits	57.9%	58.8%	57.9%	59.5%	60.1%	62.7%	66.3%
Other Expense Ratio	19.1%	18.5%	19.0%	18.7%	19.1%	19.2%	21.1%
Before-tax Profit Margin	20.4%	16.2%	19.5%	17.5%	17.5%	16.7%	13.6%

Interest Adjusted Loss Ratios
Individual Disability - Recently Issued	35.6%	42.6%	36.1%	42.3%	40.8%	43.5%	44.4%
Long-term Care	75.9%	79.1%	75.3%	77.8%	77.7%	73.1%	70.9%

7.4

Unum Group Financial Results for Unum US Supplemental and Voluntary - Continued

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005

Premium Persistency:
Individual Disability - Recently Issued			90.7%	90.8%	90.6%	90.5%	89.6%
Long-term Care			95.4%	95.0%	95.4%	95.3%	95.8%
Voluntary Benefits			80.6%	78.1%	79.4%	80.9%	81.1%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$76.2	$56.2	$144.9	$120.5	$243.4	$218.8	$167.9
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	-	-	-	(2.3)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	-	-	-	(1.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$76.2	$56.2	$144.9	$120.5	$243.4	$218.8	$171.2

Operating Ratios, as Adjusted
Benefit Ratios
Individual Disability - Recently Issued	52.2%	58.0%	52.4%	57.6%	56.7%	58.0%	57.0%
Long-term Care	106.3%	107.9%	105.3%	106.3%	106.0%	99.2%	93.0%
Voluntary Benefits	57.9%	58.8%	57.9%	59.5%	60.1%	62.7%	66.3%
Other Expense Ratio	19.1%	18.5%	19.0%	18.7%	19.1%	19.2%	21.0%
Before-tax Profit Margin	20.4%	16.2%	19.5%	17.5%	17.5%	16.7%	13.8%

Interest Adjusted Loss Ratios, as Adjusted
Individual Disability - Recently Issued	35.6%	42.6%	36.1%	42.3%	40.8%	43.5%	43.8%
Long-term Care	75.9%	79.1%	75.3%	77.8%	77.7%	73.1%	70.9%

7.5

Unum Group Financial Results for Unum UK Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$178.6	$194.6	$363.6	$369.2	$752.6	$638.9	$582.9
Group Life	52.8	43.0	98.3	81.7	177.4	171.0	164.1
Individual Disability	10.3	9.4	20.4	18.4	38.3	32.9	38.3
Total Premium Income	241.7	247.0	482.3	469.3	968.3	842.8	785.3
Net Investment Income	54.9	49.9	100.2	95.7	200.4	174.6	154.2
Other Income	0.2	0.3	0.4	2.0	3.1	0.1	6.1

Total Operating Revenue	296.8	297.2	582.9	567.0	1,171.8	1,017.5	945.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	141.0	153.6	278.8	289.4	574.3	553.5	545.8
Commissions	13.7	17.9	30.8	33.3	67.0	49.7	56.4
Deferral of Acquisition Costs	(11.9)	(10.4)	(20.5)	(19.7)	(41.2)	(34.4)	(34.1)
Amortization of Deferred Acquisition Costs	8.3	12.3	15.7	24.2	49.4	32.0	21.6
Other Expenses	49.7	46.1	95.0	87.0	183.5	158.9	168.2

Total Benefits and Expenses	200.8	219.5	399.8	414.2	833.0	759.7	757.9

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$96.0	$77.7	$183.1	$152.8	$338.8	$257.8	$187.7

Operating Ratios
Benefit Ratio	58.3%	62.2%	57.8%	61.7%	59.3%	65.7%	69.5%
Other Expense Ratio	20.6%	18.7%	19.7%	18.5%	19.0%	18.9%	21.4%
Before-tax Profit Margin	39.7%	31.5%	38.0%	32.6%	35.0%	30.6%	23.9%

Premium Persistency:
Group Long-term Disability			86.0%	88.3%	88.0%	90.4%	94.2%
Group Life			78.1%	71.1%	70.5%	69.1%	86.3%
Individual Disability			88.7%	88.3%	89.4%	88.2%	88.4%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$96.0	$77.7	$183.1	$152.8	$338.8	$257.8	$187.7
Gain on Sale of Netherlands Branch	-	-	-	-	-	-	5.7
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$96.0	$77.7	$183.1	$152.8	$338.8	$257.8	$182.0

Operating Ratio, as Adjusted
Before-tax Profit Margin	39.7%	31.5%	38.0%	32.6%	35.0%	30.6%	23.2%

Unum Group Financial Results for Colonial Life Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Accident, Sickness, and Disability	$150.6	$140.5	$300.1	$280.2	$566.6	$533.3	$508.9
Life	39.0	35.3	77.5	70.9	143.5	130.5	114.0
Cancer and Critical Illness	53.0	49.0	105.4	97.1	197.1	178.3	164.1
Total Premium Income	242.6	224.8	483.0	448.2	907.2	842.1	787.0
Net Investment Income	26.4	24.9	52.3	49.3	99.9	93.6	96.0
Other Income	0.1	0.3	0.2	0.6	0.9	1.1	4.4

Total Operating Revenue	269.1	250.0	535.5	498.1	1,008.0	936.8	887.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	113.8	106.0	227.3	216.0	437.8	441.4	433.2
Commissions	53.4	49.7	106.5	99.1	201.6	184.9	170.7
Deferral of Acquisition Costs	(57.2)	(52.6)	(113.1)	(104.9)	(210.9)	(187.6)	(173.4)
Amortization of Deferred Acquisition Costs	41.2	38.8	82.1	77.1	153.9	144.4	134.7
Other Expenses	49.7	43.2	97.1	86.3	179.8	155.0	154.1

Total Benefits and Expenses	200.9	185.1	399.9	373.6	762.2	738.1	719.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$68.2	$64.9	$135.6	$124.5	$245.8	$198.7	$168.1

Operating Ratios
Benefit Ratio	46.9%	47.2%	47.1%	48.2%	48.3%	52.4%	55.0%
Other Expense Ratio	20.5%	19.2%	20.1%	19.3%	19.8%	18.4%	19.6%
Before-tax Profit Margin	28.1%	28.9%	28.1%	27.8%	27.1%	23.6%	21.4%

Premium Persistency:
Accident, Sickness, and Disability			76.1%	75.9%	75.9%	74.9%	75.3%
Life			84.6%	82.8%	83.8%	84.2%	84.1%
Cancer and Critical Illness			84.1%	83.6%	84.1%	82.3%	83.2%

Unum Group Financial Results for Individual Disability - Closed Block Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$237.2	$249.4	$475.6	$501.7	$1,009.9	$1,062.8	$1,011.7
Net Investment Income	201.8	203.4	392.5	408.0	827.2	828.7	770.0
Other Income	25.4	25.8	49.5	51.1	103.7	105.1	95.2

Total Operating Revenue	464.4	478.6	917.6	960.8	1,940.8	1,996.6	1,876.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	385.1	388.1	772.6	794.0	1,614.5	1,709.7	1,562.7
Commissions	15.2	16.7	31.3	34.7	69.1	76.2	74.9
Other Expenses	36.2	31.2	72.1	67.0	139.3	139.4	159.4

Total Benefits and Expenses	436.5	436.0	876.0	895.7	1,822.9	1,925.3	1,797.0

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses	$27.9	$42.6	$41.6	$65.1	$117.9	$71.3	$79.9

Operating Ratios
Interest Adjusted Loss Ratio	90.1%	88.1%	90.1%	91.0%	91.4%	97.3%	89.3%
Premium Persistency			94.0%	94.5%	94.3%	94.4%	94.5%

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$27.9	$42.6	$41.6	$65.1	$117.9	$71.3	$79.9
Settlement Agreements Claim Reassessment -
Reserve Charge	-	10.7	-	10.7	10.7	(47.2)	(23.1)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	2.5	-	2.5	2.5	-	(11.2)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$27.9	$29.4	$41.6	$51.9	$104.7	$118.5	$114.2

Interest Adjusted Loss Ratio, as Adjusted	90.1%	92.4%	90.1%	93.2%	92.5%	92.9%	87.3%

Unum Group Financial Results for Other Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$0.2	$(0.2)	$0.9	$0.9	$1.7	$4.5	$2.6
Net Investment Income	25.9	26.9	51.8	55.0	108.4	113.2	120.5
Other Income	8.0	9.1	16.0	17.3	28.5	33.8	36.0

Total Operating Revenue	34.1	35.8	68.7	73.2	138.6	151.5	159.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	28.0	30.6	56.2	62.2	115.2	120.5	122.2
Commissions	0.3	0.4	0.7	1.1	1.9	3.0	1.1
Amortization of Deferred Acquisition Costs	-	-	-	-	-	-	0.5
Other Expenses	2.4	0.8	4.5	2.3	4.0	3.6	5.3

Total Benefits and Expenses	30.7	31.8	61.4	65.6	121.1	127.1	129.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$3.4	$4.0	$7.3	$7.6	$17.5	$24.4	$30.0

Unum Group Financial Results for Corporate Segment

	Three Months Ended		Six Months Ended		Year Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Net Investment Income	$14.0	$5.8	$38.5	$15.5	$44.1	$47.4	$49.4
Other Income	0.4	0.7	2.6	1.3	2.2	15.7	11.8

Total Operating Revenue	14.4	6.5	41.1	16.8	46.3	63.1	61.2

Benefits and Expenses
Interest and Debt Expense - Non-recourse Debt	9.9	1.8	21.9	3.8	15.7	1.3	-
Interest and Debt Expense - All Other Debt	30.5	42.7	62.4	86.6	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	0.4	0.8	0.4	3.2	58.8	25.8	-
Unallocated Expenses	4.4	20.2	8.8	21.8	27.6	30.2	6.0

Total Benefits and Expenses	45.2	65.5	93.5	115.4	269.5	247.8	214.0

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses	$(30.8)	$(59.0)	$(52.4)	$(98.6)	$(223.2)	$(184.7)	$(152.8)

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$(30.8)	$(59.0)	$(52.4)	$(98.6)	$(223.2)	$(184.7)	$(152.8)
Broker Compensation Settlement	-	-	-	-	-	(18.5)	-
Interest on Federal Income Tax Refund	-	-	-	-	-	2.6	-
Cost Related to Early Retirement of Debt	-	-	-	-	(58.8)	(25.8)	-
Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$(30.8)	$(59.0)	$(52.4)	$(98.6)	$(164.4)	$(143.0)	$(152.8)

Unum Group Reserves

	June 30, 2008
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,777.4	$592.5	33.6%	$8,369.9	$85.9	$8,284.0
Group Life and Accidental Death & Dismemberment	73.6	0.6	744.6	175.0	3.7	993.2	2.4	990.8
Individual Disability - Recently Issued	476.9	3.8	855.4	73.0	3.7	1,405.3	79.3	1,326.0
Long-term Care	2,693.8	21.7	269.6	33.9	1.2	2,997.3	51.2	2,946.1
Voluntary Benefits	889.9	7.1	19.5	35.3	0.2	944.7	15.5	929.2
Unum US Segment	4,134.2	33.2	9,666.5	909.7	42.4	14,710.4	234.3	14,476.1

Unum UK Segment	30.8	0.3	2,522.0	262.8	11.2	2,815.6	139.2	2,676.4

Colonial Life Segment	1,133.4	9.1	238.3	100.7	1.4	1,472.4	32.8	1,439.6

Individual Disability - Closed Block Segment	1,593.9	12.8	10,068.9	389.1	41.9	12,051.9	1,373.6	10,678.3

Other Segment	5,557.5	44.6	498.4	282.5	3.1	6,338.4	4,805.4	1,533.0

Subtotal, Excluding Unrealized Adjustment	$12,449.8	100.0%	$22,994.1	$1,944.8	100.0%	$37,388.7	$6,585.3	30,803.4

Adjustment to Reserves for Unrealized
Investment Gains								201.7

Consolidated								$31,005.1

The decrease in the Unum US segment IBNR from December 31, 2007 is due to a slight decline in insured lives in the group disability, group life, and accidental death and dismemberment lines of business.

The increase in Unum US Policy Reserves from December 31, 2007 is due to growth in the active life reserves for the Unum US long-term care line of business.

Unum Group Reserves

	December 31, 2007
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,770.4	$596.9	33.8%	$8,367.3	$92.9	$8,274.4
Group Life and Accidental Death & Dismemberment	73.9	0.6	772.4	178.5	3.8	1,024.8	3.4	1,021.4
Individual Disability - Recently Issued	458.4	3.8	822.4	72.5	3.6	1,353.3	79.4	1,273.9
Long-term Care	2,478.2	20.4	244.3	32.6	1.1	2,755.1	52.6	2,702.5
Voluntary Benefits	853.1	7.0	19.1	35.0	0.2	907.2	14.6	892.6
Unum US Segment	3,863.6	31.8	9,628.6	915.5	42.5	14,407.7	242.9	14,164.8

Unum UK Segment	30.7	0.2	2,420.4	268.8	10.8	2,719.9	149.3	2,570.6

Colonial Life Segment	1,091.7	9.0	239.9	104.1	1.4	1,435.7	33.4	1,402.3

Individual Disability - Closed Block Segment	1,657.2	13.6	10,013.8	391.7	42.0	12,062.7	1,374.4	10,688.3

Other Segment	5,515.2	45.4	518.3	288.9	3.3	6,322.4	4,770.8	1,551.6

Subtotal, Excluding Unrealized Adjustment	$12,158.4	100.0%	$22,821.0	$1,969.0	100.0%	$36,948.4	$6,570.8	30,377.6

Adjustment to Reserves for Unrealized
Investment Gains								859.3

Consolidated								$31,236.9

13.1

Unum Group Investment Fact Sheet at June 30, 2008

Bonds (Fair Value)	6/30/08		Selected Statistics	6/30/08	3/31/08

Public (1)	$22,021.7	62.9%	Portfolio Yield (2)	6.69%	6.70%
Asset-Backed Securities	329.5	0.9	Average Duration	7.87	7.81
Residential Mortgage-Backed Securities	4,040.6	11.5	Average Credit Quality	A	A
Commercial Mortgage-Backed Securities	4.1	-
Private Placements	3,686.6	10.5
High Yield	2,004.8	5.7
Government Securities	2,886.9	8.3
Municipal Securities	78.9	0.2
Total	$35,053.1	100.0%

Quality Ratings of Bonds	Book Value	Fair Value	Schedule BA and Non-Current

Aaa	21.8%	22.8%	Total Non-Current Investments	$9.2	$4.0
Aa	8.4	8.3	Total Schedule BA Assets	$88.6	$94.8
A	26.6	26.4
Baa	36.9	36.8
Below Baa	6.3	5.7
Total	100.0%	100.0%

(1) Includes $28.3 million of collateralized debt obligations.
(2) Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Unum Group Investment Fact Sheet at June 30, 2008

Fixed Maturity Bonds - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain (Loss)	Fair Value of Bonds with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Bonds with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$2,088.6	$(51.6)	$1,215.8	$104.3	$872.8	$52.7
Canadian	280.1	57.7	-	-	280.1	57.7
Capital Goods	2,756.5	(13.7)	1,587.9	113.4	1,168.6	99.7
Communications	2,143.5	(29.3)	1,108.6	124.5	1,034.9	95.2
Consumer Cyclical	1,468.0	(94.1)	953.1	128.2	514.9	34.1
Consumer Non-Cyclical	4,198.4	(48.1)	2,432.9	157.3	1,765.5	109.2
Energy (Oil & Gas)	2,384.1	126.1	661.7	41.5	1,722.4	167.6
Financial Institutions	3,238.8	(268.6)	2,801.2	300.4	437.6	31.8
Mortgage/Asset-Backed	4,374.2	222.9	735.2	15.6	3,639.0	238.5
Sovereigns	1,114.3	56.8	265.2	10.4	849.1	67.2
Technology	665.1	(5.0)	410.7	23.2	254.4	18.2
Transportation	943.7	19.4	420.6	29.5	523.1	48.9
U.S. Government Agencies
and Municipalities	2,046.1	115.9	550.4	32.7	1,495.7	148.6
Utilities	7,351.7	(110.7)	4,452.5	317.7	2,899.2	207.0
Total	$35,053.1	$(22.3)	$17,595.8	$1,398.7	$17,457.3	$1,376.4

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment-Grade			Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss		Fair Value	Gross Unrealized Loss
Less than 91 days	$4,113.2	$95.8		$116.6	$2.7
91 through 180 days	2,242.9	108.7		207.1	11.0
181 through 270 days	480.5	24.4		171.3	12.5
271 days to 1 year	415.6	23.9		153.5	26.5
Greater than 1 year	8,861.8	924.0		833.3	169.2
Total	$16,114.0	$1,176.8		$1,481.8	$221.9

14.1

Unum Group Investment Fact Sheet at June 30, 2008

Asset and Mortgage-Backed Securities Portfolio at June 30, 2008

	Book Value	Fair Value		% of Total Bond Fair Value	Average Rating

Asset-Backed Securities
Credit Cards	$328.3	$324.0	7.4%	0.9%	AAA
Rate Reduction Bonds	4.7	4.5	0.1	-	AAA
Home Equity	1.4	1.0	-	-	A3
Collateralized Debt Obligations	-	-	-	-	-
Total	334.4	329.5	7.5	0.9	AAA

Residential Mortgage-Backed Securities
Agency CMOs	3,783.2	4,013.7	91.8	11.4	AAA
Whole Loans	24.8	22.1	0.5	0.1	AAA
Alt-A	4.6	4.8	0.1	-	AAA
Subprime	-	-	-	-	-
Collateralized Debt Obligations	-	-	-	-	-
Total	3,812.6	4,040.6	92.4	11.5	AAA

Commercial Mortgage-Backed Securities	4.2	4.1	0.1	-	AA1

Total	$4,151.2	$4,374.2	100.0%	12.4%	AAA

14.2

Unum Group Statutory Capital and Surplus

				As of
	As of June 30, 2008			December 31, 2007
	Capital and		Capital and	Capital and
	Surplus	AVR	Surplus + AVR	Surplus + AVR

Traditional U.S. Life Insurance Companies

Provident Life and Accident	$425.8	$70.9	$496.7	$503.2

Unum Life of America	1,469.2	138.5	1,607.7	1,622.3

Paul Revere Life (1)	343.5	40.5	384.0	496.6

Colonial Life & Accident	373.0	22.5	395.5	388.9

Provident Life and Casualty	113.4	3.6	117.0	101.9

First Unum Life	193.9	10.6	204.5	193.8

Paul Revere Variable (1)	105.7	1.2	106.9	115.1

(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

Special Purpose Reinsurance Vehicles

Tailwind Reinsurance Company	$122.0	$0.2	$122.2	$125.2

Northwind Reinsurance Company	1,225.6	1.2	1,226.8	1,254.5

UnumProvident International Ltd.	321.8	-	321.8	343.4

Unum Group Statutory Operating Results

	Six Months Ended June 30
					Net Realized Investment Gains (Losses)
	Net Gain (Loss) from Operations After Tax				After Tax and Transfers to IMR		Net Income (Loss)
	2008	2007					2008	2007
	Total	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total	2008	2007	Total	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total

Provident Life and Accident	$48.6	$65.3	$2.5	$67.8	$6.0	$(5.1)	$54.6	$60.2	$2.5	$62.7
Unum Life of America	120.7	118.0	(50.5)	67.5	(26.7)	(49.8)	94.0	68.2	(50.5)	17.7
Paul Revere Life	48.1	63.7	5.2	68.9	1.1	2.8	49.2	66.5	5.2	71.7
Colonial Life & Accident	53.7	54.1	-	54.1	(0.4)	-	53.3	54.1	-	54.1
Provident Life and Casualty	13.6	7.4	0.6	8.0	-	-	13.6	7.4	0.6	8.0
First Unum Life	12.5	13.7	(0.1)	13.6	(2.6)	(0.1)	9.9	13.6	(0.1)	13.5
Paul Revere Variable	2.8	3.6	-	3.6	0.1	-	2.9	3.6	-	3.6
Total - Traditional U.S. Life
Insurance Companies	$300.0	$325.8	$(42.3)	$283.5	$(22.5)	$(52.2)	$277.5	$273.6	$(42.3)	$231.3

Tailwind Reinsurance Company	$9.2	$16.1	$-	$16.1	$-	$-	$9.2	$16.1	$-	$16.1
Northwind Reinsurance Company	39.6	-	-	-	(0.1)	-	39.5	-	-	-
UnumProvident International Ltd.	(20.3)	18.5	-	18.5	(0.4)	(0.5)	(20.7)	18.0	-	18.0
Total - Special Purpose
Reinsurance Vehicles	$28.5	$34.6	$-	$34.6	$(0.5)	$(0.5)	$28.0	$34.1	$-	$34.1

	Three Months Ended June 30
					Net Realized Investment Gains (Losses)
	Net Gain (Loss) from Operations After Tax				After Tax and Transfers to IMR		Net Income (Loss)
	2008	2007					2008	2007
	Total	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total	2008	2007	Total	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total

Provident Life and Accident	$25.8	$36.5	$2.5	$39.0	$7.2	$(1.9)	$33.0	$34.6	$2.5	$37.1
Unum Life of America	60.5	60.7	(50.5)	10.2	(5.2)	(1.0)	55.3	59.7	(50.5)	9.2
Paul Revere Life	19.0	37.9	5.2	43.1	(1.8)	0.3	17.2	38.2	5.2	43.4
Colonial Life & Accident	32.0	33.7	-	33.7	(0.4)	0.1	31.6	33.8	-	33.8
Provident Life and Casualty	5.9	3.4	0.6	4.0	-	-	5.9	3.4	0.6	4.0
First Unum Life	7.0	8.4	(0.1)	8.3	0.4	0.1	7.4	8.5	(0.1)	8.4
Paul Revere Variable	1.4	1.8	-	1.8	0.1	-	1.5	1.8	-	1.8
Total - Traditional U.S. Life
Insurance Companies	$151.6	$182.4	$(42.3)	$140.1	$0.3	$(2.4)	$151.9	$180.0	$(42.3)	$137.7

Tailwind Reinsurance Company	$3.0	$7.7	$-	$7.7	$-	$-	$3.0	$7.7	$-	$7.7
Northwind Reinsurance Company	29.2	-	-	-	(0.1)	-	29.1	-	-	-
UnumProvident International Ltd.	(1.3)	9.5	-	9.5	(0.1)	(0.3)	(1.4)	9.2	-	9.2
Total - Special Purpose
Reinsurance Vehicles	$30.9	$17.2	$-	$17.2	$(0.2)	$(0.3)	$30.7	$16.9	$-	$16.9

Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.
For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws.

15.1

Unum Life Insurance Company of America - Statutory Basis
Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded
On Claims Incurred Prior to January 1

	2008	2007	2006	2005

Reserve Balance from Prior Year End	$6,904.6	$6,686.6	$5,192.8	$5,146.1
Reserves Ceded Each January 1 for Prior Year Incurrals	-	-	-	(453.4)
Reinsurance Recapture	-	-	891.4	-
Other Adjustments to Beginning Balance (see Schedule H)	-	46.4	15.9	(5.7)
Reserve Balance January 1 (a)	6,904.6	6,733.0	6,100.1	4,687.0
Paid on Prior Year Claims	(397.2)	(437.4)	(395.9)	(356.0)
Interest Earned on Reserves	111.0	108.3	102.1	78.7
Incurred on Prior Year Claims	(33.7)	8.7	45.6	49.8
Reserve Charges Incurred for Settlement Agreements	-	-	68.4	-
Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3	$4,459.5

Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3	$4,459.5
Paid on Prior Year Claims	(347.2)	(398.4)	(348.3)	(298.7)
Interest Earned on Reserves	105.8	104.5	99.3	74.6
Incurred on Prior Year Claims	(74.6)	2.1	51.4	1.0
Reserve Charges Incurred for Settlement Agreements	-	77.3	-	-
Reserve Balance June 30	$6,268.7	$6,198.1	$5,722.7	$4,236.4

Reserve Balance June 30		$6,198.1	$5,722.7	$4,236.4
Paid on Prior Year Claims		(355.9)	(350.6)	(261.5)
Interest Earned on Reserves		94.6	97.6	71.5
Incurred on Prior Year Claims		(18.3)	(11.9)	(17.1)
Reserve Charges Incurred for Settlement Agreements		-	246.0	13.7
Reserve Balance September 30		$5,918.5	$5,703.8	$4,043.0

Reserve Balance September 30		$5,918.5	$5,703.8	$4,043.0
Paid on Prior Year Claims		(296.2)	(314.5)	(229.8)
Interest Earned on Reserves		89.5	94.5	68.9
Incurred on Prior Year Claims		4.9	2.7	0.3
Reserve Balance December 31 on Prior Year Claims		5,716.7	5,486.5	3,882.4
Reserve Balance December 31 on Current Year Claims		1,187.9	1,200.1	1,310.4
Reserve Balance December 31 on Total Claims Incurred (b)		$6,904.6	$6,686.6	$5,192.8

(a) balances to Schedule H Part 3 Line 3.2 Column 2
(b) balances to Schedule H Part 2 Line C.1 Column 2

15.2

Reconciliation to Unum Life Insurance Company of America - Statutory Basis
Schedule H Part 3 for Group Accident and Health

	2007	2006	2005

Paid on Prior Year Existing Claims - Full Year	$1,487.9	$1,409.2	$1,146.0
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$74.7	$402.1	$47.7
Interest Earned on Reserves - Full Year	396.9	393.5	293.7
Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$471.6	$795.6	$341.4
(balances to Schedule H Part 3 Line 3.3 Column 2)

Note: Group A&H for Unum Life Insurance Company of America includes group long- and short-term disability, group accidental death & dismemberment, and group voluntary disability, cancer, an critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Other segment.

15.3

Notes to Statistical Supplement

Non-GAAP Financial Measures

We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business.  Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business.  We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

2008 Significant Transactions and Events

Stock Repurchase Agreement

During 2007 our board of directors authorized the repurchase of up to $700.0 million of Unum Group’s common stock.  During January 2008, we repurchased approximately 14.0 million shares for $350.0 million, using an accelerated share repurchase agreement.  Under the terms of the repurchase agreement, we were to receive, or be required to pay, a price adjustment based on the volume weighted average price of our common stock during the term of the agreement.  Any price adjustment payable to us was to be settled in shares of our common stock.  Any price adjustment we would have been required to pay was to be settled, at our option, in either cash or common stock.  A 30 percent partial acceleration of the agreement, 4.2 million shares, occurred on March 26, 2008 and settled on March 28, 2008, with the price adjustment resulting in the delivery to us of approximately 0.5 million additional shares of our common stock.  The remaining 9.8 million shares settled on May 29, 2008, with the price adjustment resulting in the delivery to us of approximately 0.9 million additional shares.  In total, we repurchased 15.4 million shares of our common stock under this agreement.

Financing

During the second quarter of 2008, we retired the remaining $175.0 million of our 5.997% senior notes.  The notes, issued in May 2003 as a component of our adjustable conversion-rate equity units, represent the outstanding remarketed portion of the original issuance of $575.0 million.  We previously repurchased and retired $400.0 million of the original issuance at the time of the closing of the remarketing of the units in February 2006.

During the first six months of 2008, we made principal payments of $25.4 million and $5.0 million on our senior secured non-recourse variable rate notes issued by Northwind Holdings, LLC and Tailwind Holdings, LLC respectively.  We also purchased and retired $36.6 million of our 6.85% senior debentures due 2015.

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2007 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the second quarter of 2007, we increased our provision for the estimated cost of the claim reassessment process $53.0 million before tax and $34.5 million after tax based on changes in our emerging experience for the number of decisions being overturned and the average cost per reassessed claim.  The claim reassessment process was implemented as a result of the settlement agreements we entered into with various state insurance regulators in 2004 and 2005.

Disposition

During the first quarter of 2007, we closed the sale of our wholly-owned subsidiary GENEX Services, Inc. (GENEX).  Financial results for GENEX are reported as discontinued operations.  The after-tax gain recognized on the sale was $6.2 million.

Financing

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) issued in May 2004 occurred in February 2007, as stipulated by the terms of the original offering, and we reset the interest rate on $300.0 million of senior notes due May 15, 2009 to 5.859%.  We purchased $150.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2007 income by $2.4 million before tax, or $1.6 million after tax.  In May 2007, we settled the purchase contract element of the units by issuing 17.7 million shares of common stock.  We received proceeds of approximately $300.0 million from the transaction.

During the second quarter of 2007, we purchased $34.5 million aggregate principal amount of our outstanding 6.85% notes due 2015.  The costs associated with this debt reduction decreased our second quarter 2007 income approximately $0.8 million before tax, or $0.6 million after tax.

In the fourth quarter of 2007, we purchased and retired $17.5 million of our outstanding 6.75% notes scheduled to mature in 2028.  Pursuant to a cash tender offer, we tendered $23.5 million aggregate principal amount of the 7.405% junior subordinated debt securities due 2038; $99.9 million aggregate principal amount of the 7.625% notes due 2011; $210.5 million aggregate principal amount of the 7.375% notes due 2032; and $66.1 million aggregate principal amount of the 6.75% notes due 2028.  We also called and retired all $150.0 million principal amount of our outstanding 7.25% notes scheduled to mature in 2032.  The costs associated with this debt reduction decreased our fourth quarter 2007 income approximately $55.6 million before tax, or $36.1 million after tax.

In October 2007, Northwind Holdings, LLC issued $800.0 million of senior secured notes in a private placement.  Interest on the notes is variable based upon the three month London Interbank Offered Rate (LIBOR) plus a margin.  None of Unum Group or any other affiliate of Northwind Holdings, LLC is an obligor or guarantor on the notes.

During 2007, we made principal payments of $17.5 million on our senior secured notes due 2036 which were issued by Tailwind Holdings, LLC.

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16.1

Accounting Principle Changes

Effective January 1, 2007, we adopted Statement of Position 05-1 (SOP 05-1), Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts.  SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. The cumulative effect of applying the provisions of SOP 05-1 decreased our 2007 opening balance of retained earnings $445.2 million.

Effective January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (SFAS 109).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109.  Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The cumulative effect of applying the provisions of FIN 48 increased our 2007 opening balance of retained earnings $22.7 million.

2006 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the first quarter of 2006, we completed an analysis of our assumptions related to the reserves we established for the claim reassessment process.  Our analysis was based on preliminary data as of the end of the first quarter of 2006, when actual results to date were considered credible enough to enable us to update our initial expectations of costs related to the reassessment process.  We concluded that a change in our initial assumptions, primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, was warranted.  We based our conclusion and our revised estimate on the information that existed at that time, which was the actual cost related to approximately 20 percent of the projected ultimate total number of claims expected to be reassessed.  The characteristics, profile, and cost of those initial 20 percent of claims were more statistically credible than the information on which we based the initial charges in 2004 and 2005.  Based on our analysis, in the first quarter of 2006 we recorded a charge of $86.0 million before tax, or $55.9 million after tax, to reflect our then current estimate of future obligations for benefit costs for claims reopened in the reassessment.  The first quarter charge decreased before-tax operating results for our Unum US group disability line of business $72.8 million and our Individual Disability – Closed Block segment $13.2 million.

In the third quarter of 2006 we increased our provision for the cost of the reassessment process $325.4 million before tax and $211.5 million after tax based on changes in our emerging experience for the number of decisions being overturned by the reassessment process and the average cost per reassessed claim.  The revised third quarter estimate was based on the cost of approximately 55 percent of the projected ultimate total number of claims expected to be reassessed.  The third quarter charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct claim reassessment operating expenses because of the additional time then estimated to complete the process.  Our best estimate of $310.4 million for the reopened claims assumed

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16.2

that the nature and characteristics of the approximately 45 percent remaining claims estimated to be reassessed at that time would be similar to the average profile of the 55 percent already reviewed at that time.  The third quarter charge decreased before-tax operating results for our Unum US group disability line of business $291.4 million and our Individual Disability – Closed Block segment $34.0 million.

Broker Compensation Settlement

In June 2004, we received a subpoena from the Office of the New York Attorney General (NYAG) requesting documents and information relating to compensation arrangements between insurance brokers or intermediaries and our subsidiaries.  In November 2006, we entered into a settlement agreement with the NYAG in the form of an assurance of discontinuance that provided for a national restitution fund of $15.5 million, a fine of $1.9 million, and certain other expenses approximating $1.1 million.

 Income Tax

In the fourth quarter of 2006, we recorded income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided. Additionally, in the fourth quarter of 2006 we recognized an income tax benefit of approximately $91.9 million as the result of the reversal of tax liabilities related primarily to group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% junior subordinated debt securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011.  The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax.  In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market.  The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

The scheduled remarketing of the senior note element of the units issued in May 2003 occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%.  We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2006 income by $5.3 million before tax, or $3.4 million after tax.  In May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock.  We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings, LLC issued $130.0 million of senior, secured notes in a private placement. Interest on the notes is variable based upon LIBOR plus a margin.  None of Unum Group or any other affiliate of Tailwind Holdings, LLC is an obligor or guarantor on the notes.

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16.3

Accounting Principle Changes

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment.  SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee service in exchange for share-based payments.  The adoption of SFAS 123(R) did not have a material effect on our financial position or results of operations.

Effective December 31, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 158 (SFAS 158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.  SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income.  Also, under SFAS 158, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end.  The adoption of SFAS 158, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

2005 Significant Transactions and Events

California Settlement Agreement and Amendment of the Multistate Market Conduct Examination Settlement Agreements

In the third quarter of 2005, certain of our U.S. insurance subsidiaries entered into a settlement agreement with the California Department of Insurance (DOI), in connection with a market conduct examination and investigation of the subsidiaries’ disability claims handling practices.  The California DOI had chosen not to join the 2004 multistate settlement agreements our insurance subsidiaries entered into with state insurance regulators of 48 states upon conclusion of a multistate market conduct examination that became effective on December 21, 2004.  As part of the settlement with the California DOI, we paid a civil penalty of $8.0 million and agreed to change certain practices and policy provisions related to our California business.  The settlement also incorporated claims handling practices previously covered by the multistate settlement agreements and included certain additional claim handling changes.

Based on the settlement agreement and related matters, in the third quarter of 2005 we recorded a charge of $75.0 million before tax, or $51.6 million after tax, comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves from claims reopened from the reassessment; $15.4 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $8.0 million civil penalty.  The charge decreased before- tax operating results for the Unum US segment group disability line of business and supplemental and voluntary lines of business $37.4 million and $3.3 million, respectively, and the Individual Disability – Closed Block segment $34.3 million.

Income Tax

In the third quarter of 2005, we recognized an income tax benefit of approximately $10.8 million related to the finalization of income tax reviews of our U.K. subsidiaries.

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16.4

In April 2005, the Internal Revenue Service (IRS) completed its examination of tax years 1999 through 2001 and issued its revenue agent’s report (RAR).  Income tax liabilities of approximately $32.0 million that related primarily to interest on the timing of expense deductions were released in the first quarter of 2005, all of which was reflected as a reduction to income tax expense.

Disposition

During the third quarter of 2005, our wholly-owned subsidiary, Unum Limited, completed the sale of its Netherlands branch.  The gain on the sale was approximately $5.7 million before tax and $4.0 million after tax.

Closed Block Reinsurance Recapture

During the third quarter of 2005, we recaptured a closed block of individual disability business.  The recaptured business included approximately $1.6 billion in invested assets and $185.0 million of annual premium.  The effective date of the recapture was August 8, 2005.  The underlying operating results of the reinsurance contract, prior to recapture, were reflected in other income.  The recapture therefore did not have a material impact on operating income for our Individual Disability – Closed Block segment.

16.5